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                                  EXHIBIT 11(a)

                          CONSENT OF KPMG PEAT MARWICK



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                               Auditors' Consent


The Board of Trustees of
    the American Performance Funds:


We consent to the use of our report incorporated by reference and dated October 18, 1996 for the American Performance Funds as of August 31, 1996 and for the periods indicated therein and to the reference to our firm under the heading "Auditors" in the Statements of Additional Information.


                                                        KPMG Peat Marwick LLP


Columbus, Ohio
June 23, 1997